Exhibit 99.1

PURCHASE AGREEMENT AND CONSENT

This PURCHASE AGREEMENT AND CONSENT (this “Agreement”) is entered into as of March [   ], 2024, by and among PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”), PureCycle Technologies LLC, a Delaware limited liability company (the “Guarantor” or the “Purchaser”), and each of the other signatories hereto (each, a “Seller” and collectively, the “Sellers,” and, together with the Company and the Purchaser, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture (as defined herein).
WHEREAS, Southern Ohio Port Authority, a port authority and a body corporate and politic duly organized under the laws of the State of Ohio (the “Issuer”) and UMB Bank, N.A., as trustee (the “Trustee”), are party to that certain Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued the $219,550,000 Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), the $20,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds”), and the $10,000,000 Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds”, and together with the Series 202A Bonds and the Series 2020B Bonds, the “Bonds”);
WHEREAS, the Issuer and the Company are party to that certain Loan Agreement, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the proceeds derived from the issuance and sale of the Bonds have been loaned to the Company in order to assist the Company in, among other things, financing the acquisition, construction, equipping and installation of a portion of a plastics recycling facility located in Lawrence County, Ohio;
WHEREAS, the Purchaser is party to that certain Amended and Restated Guaranty of Completion, entered into as of May 11, 2021, and effective as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Purchaser, as Guarantor, has provided a guaranty with respect to Obligations of the Company on the terms set forth therein in favor of the Trustee;
WHEREAS, as of the date hereof, the Sellers constitute Majority Holders of the Series 2020A Bonds;
WHEREAS, the Company agreed in principle with Sellers constituting Majority Holders that the Company, or an affiliate of the Company, will purchase from Sellers for cash, upon the terms and conditions to be set forth in a purchase agreement by and among the Company (and/or an affiliate of the Company) and any Holder of Bonds that elects to be a party to such agreement, any and all Bonds held by Sellers at a purchase price of $1,050 per $1,000 principal amount of the Bonds purchased (the “Purchase Price”);
WHEREAS, the Sellers are electing to sell their Bonds, in the amounts set forth on Exhibit A hereto (collectively, the “Purchased Bonds”) and for the Cash Consideration (defined below) set forth in Exhibit A hereto;
WHEREAS, the Company and the Sellers agree that the Purchase Price has been calculated in part to compensate the Sellers for default interest accruing from January 2, 2023 through December 31, 2023, and any other accrued and unpaid interest from the last interest payment up to the Closing Date (as defined below), which Purchase Price shall not include any default or penalty interest accruing from January 1, 2024, that would otherwise be owed to the Sellers and each Seller will waive its respective right to such default or penalty interest as additional consideration, in the amounts set forth on Exhibit A hereto (the “Cash Consideration”); and
WHEREAS, the Company and the Majority Holders determined that each Seller will deliver to the Company and the Trustee a consent to certain proposed amendments to the Indenture, the Loan Agreement, that certain Escrow Agreement, dated as of October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Operating Revenue Escrow Agreement”), among the Company, as depositor, the Trustee, and U.S. Bank National Association, as escrow agent (in such capacity, the “Operating Revenue Escrow Agent”), that certain Escrow Agreement, dated as of October 7, 2020 (as amended restated, supplemented or otherwise modified from time to time, the “Liquidity Reserve Escrow Agreement”), between the Purchaser, as depositor, the Trustee, and U.S. Bank National Association, as escrow agent (in such capacity, the “Liquidity Reserve Escrow Agent”), that certain Security Agreement, dated October 7, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), from the Company to the Trustee, and the Guaranty (collectively, with the Indenture, Loan Agreement, the Operating Revenue Escrow Agreement, the Liquidity Reserve Escrow Agreement, and the Security Agreement, the “Amendment Documents”), and to permit the release of funds on deposit in accounts in the Trust Estate (as defined in the Indenture) in a proportionate amount to the percentage of the aggregate principal amount of the Bonds that are submitted for purchase by the Purchaser (each, a “Consent” and, collectively, the “Consents”), and that such Consents will become effective as of the Closing Date.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1.Closing Date. The “Closing Date” shall be the earliest date on which the Closing Conditions set forth in Section 2 are satisfied.

2.Conditions to Purchase of Bonds and Effectiveness of Consents.

(a)Conditions to be Satisfied by the Sellers. On or prior to the Closing Date:

i.Each Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by such Seller hereunder on or prior to the Closing Date.

ii.Each Seller shall have validly delivered or caused to be delivered to the Purchaser the Purchased Bonds in accordance with the methods of and restrictions on transfer set forth in the Indenture.

iii.The Company and Purchaser shall have received this Purchase Agreement, duly executed by Sellers representing Holders of no less than a majority in aggregate principal amount of the Series 2020A Bonds Outstanding, constituting Majority Holders.

(b)Conditions to be Satisfied by the Company and/or the Purchaser. On or prior to the Closing Date:

i.The Company and the Purchaser shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it, respectively, hereunder on or prior to the Closing Date.

ii.The Company and Purchaser shall deliver, or cause to be delivered, to the Trustee the Cash Consideration by wire transfer of immediately available funds to such account or accounts as are set forth in Exhibit A hereto.

iii.Each Seller shall have received this Purchase Agreement, duly executed by the Company and the Purchaser.

iv.The Company or the Purchaser shall have reimbursed the Trustee and the Sellers for all reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Trustee and such Sellers in connection with the transactions described herein or otherwise incurred in connection with prior transactions or the general enforcement of rights and remedies under the Indenture, the Loan Agreement, or other Financing Documents or Bond Documents.

3.Purchase of Bonds and Effectiveness of Consents.

On the Closing Date, upon the satisfaction of the conditions set forth in Section 2:

(a)The Purchaser shall acquire the Purchased Bonds from the Sellers, free and clear of all taxes, liens, security interests, options, purchase rights or other encumbrances of any kind;

(b)Each Seller shall be deemed to have consented to the execution and delivery of the Third Supplemental Indenture, by and among the Issuer, the Company, the Purchaser, PCTO Holdco LLC, a Delaware limited liability company, and the Trustee, in the form attached hereto as Exhibit C, and the amendments to the Amendment Documents set forth therein; and

(c)The Trustee shall deliver to each Seller the Cash Consideration allocable to such Seller in the amounts set forth opposite such Seller’s name in Exhibit A hereto.

4.Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Sellers, the Company, or the Purchaser unless such modification, amendment or waiver is approved in writing by the Sellers, the Company, and the Purchaser.

5.Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

6.Counterparts. This Agreement may be executed (manually, electronically or digitally) in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument but will not be binding upon any party hereto unless and until executed by and delivered to all parties hereto. When properly executed and delivered, this Agreement will be binding upon and inure to the benefit of the Company, the Purchaser, and the Sellers, and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.

7.Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY: PureCycle: Ohio LLC By: Name: Title: PURCHASER: PureCycle Technologies LLC By: Name: Title:

[Signature Page to Purchase Agreement and Consent]

SELLERS: [ ] By: Name: [ ] Title: [ ] [ ] By: Name: [ ] Title: [ ] [ ] By: Name: [ ] Title: [ ] [ ] By: Name: [ ] Title: [ ] [ ] By: Name: [ ] Title: [ ]

[Signature Page to Purchase Agreement and Consent]

Exhibit A
Sellers’ Bonds and Cash Consideration

Seller                    Purchased Bonds            Purchase Price/Cash                                          Consideration

Exhibit B
Wire Instructions

Exhibit C
Form of Supplemental Indenture

[Attached.]